CRESCENT PRIVATE CREDIT INCOME CORP.
POWER OF ATTORNEY
The undersigned hereby constitutes and appoints Raymond Barrios, Kirill Bouek,
Eric Hall and George P. Hawley, associated with Crescent Cap NT Advisors, LLC or its affiliates, and Monica J. Shilling and Nicole M. Runyan of Kirkland and
Ellis LLP, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to:
a) sign any and all amendments, including pre- and post-effective amendments to the Fund's Registration Statement on Form N-2;

b) sign Forms 3, 4 and/or 5, and amendments thereto, and any successor forms adopted by the Securities and Exchange Commission (the "SEC");

c) do and perform any and all acts that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendment thereto, and any successor forms adopted by the SEC, and the filing of such form with the SEC and any other authority, including preparing, executing and filing Form ID with the
SEC;

d) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and

e) file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of
Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Kathleen Briscoe
Kathleen Briscoe

July 19th, 2023

/s/ Susan Lee
Susan Lee
July 19th, 2023

/s/ Martha Solis-Turner
Martha Solis-Turner
July 19th, 2023

/s/ Jason Breaux
Jason Breaux
July 19th, 2023

/s/ Christopher Wright
Christopher Wright
July 19th, 2023

[Signature Page to Power of Attorney]